                         INVESTMENT ADVISORY AGREEMENT

   This Investment Advisory Agreement is made as of the 28th day of April, 2006, between WILSHIRE VARIABLE INSURANCE TRUST, a Delaware statutory trust (herein called the "Company"), and WILSHIRE ASSOCIATES INCORPORATED, a California corporation (herein called the "Advisor").

   WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

   WHEREAS, the Advisor provides investment advisory services to other portfolios of the Company pursuant to an Amended Investment Advisory Agreement dated September 30, 2004; and

   WHEREAS, the Company wishes to retain the Advisor under this Agreement to render investment advisory services to the portfolios of the Company known as the 2010 Aggressive Fund, 2010 Moderate Fund, 2010 Conservative Fund, 2015 Moderate Fund, 2025 Moderate Fund, 2035 Moderate Fund and 2045 Moderate Fund (together with any other Company portfolios which may be established later and served by the Advisor hereunder, being herein referred to collectively as the "Funds" and each individually as a "Fund"), and Advisor wishes to render such services;

   NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

   1. Appointment of Advisor.

       (A) The Company hereby appoints the Advisor as the investment adviser of each Fund on the terms and for the period set forth in this Agreement and the Advisor hereby accepts such appointment and agrees to perform the services and duties set forth herein on the terms herein provided. The Advisor may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to provide such services to the Trust under applicable law and are under common control with the Advisor provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) that such organized group of persons is managed at all times by authorized officers of the Advisor.

       (B) In the event that the Company establishes one or more portfolios other than the Fund(s) with respect to which it desires to retain the Advisor to render investment advisory services hereunder, it shall notify the Advisor in writing. If the Advisor is willing to render such services, it shall notify the Company in writing whereupon such portfolio or portfolios shall become a Fund or Funds hereunder.

   2. Investment Services and Duties. At the direction of the Board of Trustees, the Advisor shall provide one of the following investment advisory programs to a Fund under this Agreement: (A) the Advisor shall determine underlying portfolios to be purchased, retained or sold by the Fund, or (B) the Advisor shall provide a continuous investment program for the Fund

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by recommending one or more investment advisers to the Board of Trustees or directly managing the assets of the Fund or a portion thereof.

       (A) To the extent the Board of Trustees has directed the Advisor to determine underlying portfolios to be purchased, retained or sold by a Fund, the Advisor shall provide such services to the Fund in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's then current registration statement and resolutions of the Company's Board of Trustees.

       (B) To the extent the Board of Trustees has directed the Advisor to provide a continuous investment program for a Fund by recommending one or more investment advisers to the Board or directly managing the assets of the Fund, the Advisor shall recommend to the Board of Trustees one or more investment advisers who are not affiliated with the Advisor (herein referred to collectively as the "Sub-Advisors" and each individually as a "Sub-Advisor) to provide a continuous investment program for each Fund or a portion thereof designated from time to time by the Advisor, including investment, research, and management with respect to all securities and investments and cash equivalents for the Fund or designated portion thereof. Upon approval of a Sub-Advisor by the Board of Trustees, the Advisor shall enter into an agreement with such Sub-Advisor, in a form approved by the Board of Trustees, for the provision of such services, subject to the supervision of the Board of Trustees and the Advisor.

          (i) The Advisor shall review, monitor and report to the Board of Trustees regarding the performance and investment procedures of each Sub-Advisor and shall assist and consult with each Sub-Advisor in connection with the Fund's continuous investment program. The Advisor shall provide its services under this Section 2 in accordance with the Funds' investment objectives, policies and restrictions as stated in the Funds' then current registration statement and resolutions of the Company's Board of Trustees.

          The Advisor shall also review, monitor and report to the Board of Trustees regarding each Sub-Advisor's compliance with Fund policies and legal requirements as directed by the Board of Trustees from time to time.

          (ii) Each Sub-Advisor shall determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to the Fund or portion thereof served by such Sub-Advisor. The Company acknowledges and agrees that, subject to the provisions of paragraph (B)(i) hereof, the Advisor shall not be responsible for any such determinations by any Sub-Advisor. Each Sub-Advisor shall provide services to the Funds in accordance with the Funds' investment objectives, policies and restrictions as stated in the Funds' then current registration statement and resolutions of the Company's Board of Trustees.

          (iii) Each Sub-Advisor shall select brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund or portion thereof managed by such Sub-Advisor. In making such selection, each Sub-Advisor shall use its best efforts to obtain best execution, which includes most favorable net results and execution of such Sub-Advisor's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that no Sub-Advisor will be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of Fund assets, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged, if such Sub-Advisor determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Advisor's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

          Each Sub-Advisor is authorized to consider for investment by the Fund or portion thereof managed by such Sub-Advisor securities that may also be appropriate for other funds and/or clients serviced by such Sub-Advisor. To assure fair treatment of the Funds and all other clients of a Sub-Advisor in situations in which two or more clients' accounts participate simultaneously in a buy or sell program involving the same security, such transactions shall be allocated among the Fund and other clients in a manner deemed equitable by the Sub-Advisor.

          Notwithstanding the previous paragraphs, to the extent directed by management of the Fund in writing, the Advisor shall direct one or more of the Sub-Advisors to execute purchases and sales of portfolio securities for the Fund through brokers or dealers designated by management of the Fund to Advisor for the purpose of providing direct benefits to the Fund, provided that such Sub-Advisor determines that such brokers or dealers will provide reasonable execution in view of such other benefits. The Fund understands that the brokerage commissions or transaction costs in such transactions may be higher, and that the Fund may receive less favorable prices, than those which any such Sub-Advisor could obtain from another broker or dealer, in order to obtain such benefits for the Fund. The Advisor is responsible for overseeing any such directed brokerage arrangements.

          (iv) With respect to any assets of a Fund that are not being managed by a Sub-Advisor, the Advisor shall determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to the Fund or portion thereof not served by such Sub-Advisor. The Advisor shall provide services to the Fund in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's then current registration statement and resolutions of the Company's Board of Trustees. This shall be subject to paragraph (B)(iii) hereof in the same manner as a Sub-Advisor.

          (v) The Advisor shall maintain books and records with respect to its services hereunder and furnish the Company's Board of Trustees such periodic special reports as the Board may request. The Company acknowledges and agrees that the Sub-Advisors will be responsible for maintenance of books and records with respect to the securities transactions of the Funds.

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          (vi) Subject to the supervision and control of the Company's Board of
   Trustees, the Advisor shall provide certain administrative services in connection with the investment of Company assets, as directed by the Board of Trustees from time to time.

   3. Administrative Services and Duties. Subject to the supervision and control of the Company's Board of Trustees, the Advisor shall provide to the Company facilities, equipment and personnel to carry out all management services required for operation of the business and affairs of the Funds other than those services to be performed by a distributor of the Funds' shares pursuant to an Underwriting Agreement, those services to be performed by the Funds' custodian pursuant to the Company's Custodian Contract, those services to be performed by the Funds' transfer agent pursuant to the Company's Transfer Agency Agreement, those accounting services to be provided pursuant to an accounting agreement or custody agreement, those administrative services to be performed by the Funds' administrator pursuant to an administration agreement and those services normally performed by the Company's counsel and auditors.

       (A) The Advisor's oversight responsibilities shall include overseeing the performance of the Funds' third party service providers, including, but not limited to, the Custodian, Transfer Agent, distributor and administrator.

       (B) The Advisor shall participate in the periodic updating of the Funds' prospectuses and statements of additional information and in the preparation of reports to the Funds' shareholders and the Securities and Exchange Commission (the "Commission"), including but not limited to annual reports and semi-annual reports, notices pursuant to Rule 24f-2 and proxy materials pertaining to the Funds.

       (C) The Advisor shall pay all costs and expenses of maintaining the offices of the Company, wherever located.

       (D) The Advisor shall assist the Custodian, Transfer Agent, distributor, administrator, counsel and auditors as required to carry out the business and operations of the Funds.

   4. Compliance with Governing Instruments and Laws. In performing its duties as Advisor for the Funds, the Advisor shall act in conformity with the Company's Declaration of Trust, By-Laws, prospectuses and statements of additional information, and the instructions and directions of the Board of Trustees of the Company. In addition, the Advisor shall conform to and comply with the requirements of the 1940 Act, the Rules and Regulations of the Commission, the requirements of subchapter M and Section 817(h) of the Internal Revenue Code of 1986, as amended (with respect to assets not managed by a Sub-Advisor), and all other applicable federal or state laws and regulations.

   5. Services Not Exclusive. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The services furnished by the Advisor hereunder are not deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

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   6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it in connection with its services hereunder by Rule 31a-1 under the 1940 Act.

   7. Expenses Assumed as Advisor. Except as otherwise stated in this Agreement, the Advisor shall pay all expenses incurred by it in performing its services and duties hereunder as Advisor (including without limitation all compensation of Sub-Advisors to the Funds pursuant to its agreements with such Sub-Advisors). The Company shall bear all other expenses incurred in the operation of the Funds, including without limitation taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Advisor or any Sub-Advisor or any of their affiliates, Commission fees and state blue sky registration and qualification fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining trust existence, costs of preparing and printing prospectuses or any supplements or amendments thereto necessary for the continued effective registration of the Funds' shares ("Shares") under federal or state securities laws, costs of printing and distributing any prospectus, supplement or amendment thereto for existing shareholders of the Funds, costs of shareholders' reports and meetings, and any extraordinary expenses. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid by the Company as provided in any plan which may in the sole discretion of the Company be adopted in accordance with Rule 12b-1 under the 1940 Act, and that such expenses shall be paid apart from any fees paid under this Agreement.

   8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Company shall pay the Advisor a fee, computed daily and payable monthly, at the annual rate as set forth in the attached fee schedule based on the average daily net assets of each Fund determined as set forth in the current prospectus and statement of additional information of the Company with respect to the Fund as amended from time to time. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund.

   9. Affiliated Broker. The Advisor or an affiliated person of the Advisor may act as broker for the Funds or any portion thereof in connection with the purchase or sale of securities or other investments for the Funds or any portion thereof, subject to: (a) the requirement that the Advisor seek to obtain best execution as set forth above; (b) the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Subject to the requirements of applicable law and any procedures adopted by the Company's Board of Trustees, the Advisor or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Funds for such services in addition to the Advisor's fees for services under this Agreement.

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   10. Confidentiality. The Advisor shall treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present shareholders or those persons or entities who respond to the Distributor's inquiries concerning investment in the Company, as applicable, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Advisor from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Company shareholders or those persons or entities who have responded to inquiries with respect to the Funds.

   11. Limitations of Liability; Indemnification.

       (A) The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of the Advisor's fiduciary duty with respect to the receipt of compensation for services or a loss resulting from the Advisor's willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Advisor, who may be or become an officer, director, employee or agent of the Company, shall be deemed when rendering services to the Company or to any Fund, or acting on any business of the Company or of any Fund (other than services or business in connection with the Advisor's duties as Advisor hereunder or under any other agreement with the Company), to be rendering such services to or acting solely for the Company or Fund and not as an officer, director, employee or agent or one under the control or direction of the Advisor even though paid by the Advisor.

       (B) The Company shall indemnify and hold harmless the Advisor from and against all liabilities, damages, costs and expenses that the Advisor may incur in connection with any action, suit, investigation or proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Advisor with respect to the performance of its duties or obligations hereunder or otherwise as an investment adviser of the Company and the Funds; provided, however, that the Advisor will not be entitled to indemnification with respect to any liability to the Company or its shareholders by reason of the Advisor's breach of fiduciary duty with respect to the receipt of compensation for services or the willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties, or by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement.

       (C) The Advisor acknowledges and agrees that the Declaration of Trust of the Company provides that the Trustees of the Company and the officers of the Company executing this Agreement on behalf of the Company shall not be personally bound hereby or liable hereunder, nor shall resort be had to their private property or the private property of the shareholders of the Company for the satisfaction of any claim or obligation under this Agreement.

   12. Duration or Termination. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue until February 28, 2008. Thereafter, this Agreement will be extended with respect to each Fund for successive one-year periods ending on February 28th of each year provided each such extension is specifically approved at least annually (a) by vote of a majority of those members of the Company's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. This Agreement may be terminated by the Company at any time with respect to any Fund, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Company or by a vote of a majority of the outstanding voting securities of such Fund on 60 days' written notice to the Advisor, or by the Advisor at any time, without payment of penalty, on 60 days' written notice to the Company. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

   13. Representations and Warranties.

       (A) The Company represents and warrants to the Advisor that: (i) it is a statutory trust duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct its business in the State of Delaware and in such other jurisdictions wherein the nature of its activities or its properties owned or leased makes such qualification necessary; (ii) it is a registered open-end management investment company under the 1940 Act; (iii) a registration statement on Form N-1A under the Securities Act of 1933, as amended, on behalf of the Funds is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Funds being offered for sale; (iv) it is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement; and
(iv) all requisite trust proceedings have been taken to authorize it to enter into and perform this Agreement.

       (B) The Advisor represents and warrants to the Company that: (i) it is a corporation duly organized and existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in the State of California and in such other jurisdictions wherein the nature of its activities or its properties owned or leased makes such qualification necessary; (ii) it is a registered investment adviser under the Advisers Act;
(iii) it is empowered under applicable laws to enter into and perform this Agreement; and (iv) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

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   14. Arbitration of Disputes. Any claim or controversy arising out of or relating to this Agreement which is not settled by agreement of the parties shall be settled by arbitration in Santa Monica, California before a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The parties agree that such arbitration shall be the exclusive remedy hereunder, and each party expressly waives any right it may have to seek redress in any other forum. Any arbitrator acting hereunder shall be empowered to assess no remedy other than payment of fees and out-of-pocket damages. Each party shall bear its own expenses of arbitration, and the expenses of the arbitrators and of a transcript of any arbitration proceeding shall be divided equally between the parties. Any decision and award of the arbitrators shall be binding upon the parties, and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction. If litigation is commenced to enforce any such award, the prevailing party will be entitled to recover reasonable attorneys' fees and costs.

   15. Names. The name "Wilshire Variable Insurance Trust" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated November 7, 1996, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustees, officers, employees and agents of the Company shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the trustees or by any officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Company may enforce claims against the Company only against the assets belonging to such series or class.

   16. Notices. Notices of any kind to be given to the Company hereunder by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Company at the following:

             With a copy to:

             Cathy G. O'Kelly, Esq.
             Vedder, Price, Kaufman & Kammholz, P.C.
             222 North LaSalle Street, 26th Floor
             Chicago, Illinois 60601

or at such other address or to such individual as shall be so specified by the Company to the Advisor. Notices of any kind to be given to the Advisor hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to the Advisor at:

             Wilshire Associates Incorporated
             1299 Ocean Avenue, Suite 700
             Santa Monica, California 90401
             Attention: Funds Management

or at such other address or to the attention of such other individual as shall be so specified by the Advisor to the Company.

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   17. Miscellaneous. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be amended only by written consent of both parties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 11 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law (without regard to principles of conflicts of law); provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                          WILSHIRE VARIABLE INSURANCE TRUST

                                  /s/ Lawrence Davanzo
                          By:     --------------------------------
                          (name)  Lawrence Davanzo
                          (title) President

Attest: /s/ Scott Boroczi
        -----------------
(name). Scott Boroczi
(title) Vice President

                          WILSHIRE ASSOCIATES INCORPORATED

                          By:
                                  /s/ Lawrence Davanzo
                                  --------------------------------
                          (name)  Lawrence Davanzo
                          (title) Managing Director

Attest: /s/ Scott Boroczi
        -----------------
(name). Scott Boroczi
(title) Vice President

                                 FEE SCHEDULE

The Company shall pay Advisor, with respect to each Fund each calendar month during the term of this Agreement, a fee based on the average daily net assets of each Fund, at the following annual rate:

                   2010 AGGRESSIVE FUND.. 0.35% OF NET ASSETS

                   2010 MODERATE FUND....
                                          0.35% OF NET ASSETS

                   2010 CONSERVATIVE FUND
                                          0.35% OF NET ASSETS

                   2015 MODERATE FUND....
                                          0.35% OF NET ASSETS

                   2025 MODERATE FUND....
                                          0.35% OF NET ASSETS

                   2035 MODERATE FUND....
                                          0.35% OF NET ASSETS

                   2045 MODERATE FUND....
                                          0.35% OF NET ASSETS

Advisor's fee shall be accrued daily at 1/365th of the annual rate set forth above. For the purpose of accruing compensation, the net assets of each Fund will be determined in the manner and on the dates set forth in the current prospectus of the Fund with respect to each Fund and, on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined. Upon the termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rata basis through the date of termination and paid within thirty business days of the date of termination.